Filing Stamp Use

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

OCT 08 1997

DEAN HELLER SECRETARY OF STATE

No. C22315-97

Articles of Incorporation
General Corporation 1ST CLASS ONLY
(PURSUANT TO NRS 78) 10/08/1997 (125) 10.00
STATE OF NEVADA RECD BY TN

Receipt No. FY9800028342
TERRALL W. CHILCOAT
10/08/1997 175.00
RECD BY TN ORIGINAL

—MUST BE SUBMITTED IN DUPLICATE—
TYPE OR PRINT (BLACK INK ONLY)

---

1. **NAME OF CORPORATION:** GSE GROUP, INC.
2. **RESIDENT AGENT:** (designated resident agent's STREET ADDRESS in Nevada where process may be served)
   Name of Resident Agent: 1ST CLASS ONLY
   Street Address: 1504 HWY #395 N. STE #2-01050 - GARDNERVILLE NEVADA 89410 5273
   Street Address (No Post Office Boxes Allowed) City State Zip
3. **SHARES:** (Total shares authorized to issue): 25,000
   Number of shares with par value: 25,000,000 Par value: $00.001 Number of shares without par value: -0-
4. **GOVERNING BOARD:** shall be styled as (check one): XXX Directors ____ Trustees
   The FIRST BOARD OF DIRECTORS shall consist of 1 members and the names and addresses are as follows (attach additional pages if necessary):

   JOHN O. JONES, JR. — 1504 #8-00069 MAIN ST - GARDNERVILLE NV 89410-5273
   Name (print) — Address — City/State/Zip
5. **OTHER MATTERS:** This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form, it cannot be filed and will be returned to you for correction. **Number of pages attached** 4.
6. **SIGNATURE OF INCORPORATOR:** The name, address and acknowledgment of the incorporator: (Attach additional pages if there is more than one incorporator.) (Signature must be notarized.)

TERRALL W. CHILCOAT
Name (print)
1504 #8-00069 MAIN ST - GARDNERVILLE NV 89410
Address City/State/Zip
[signature]
Signature of incorporator

{ State of Nevada
{ County of Carson
This instrument was acknowledged before me on October 8, 97, by
(month) (day) (year)
TERRALL W. CHILCOAT
(Print name of incorporator)
as incorporator
of GSE GROUP, INC.
(name of the Nevada corporation)
Holly M. Primka
(Signature of Notary Public)

Notary Stamp/Seal: HOLLY M. PRIMKA NOTARY PUBLIC - NEVADA Appt. Recorded in CARSON CITY No. 97-0468-3 My Appt. Exp. April 1, 2001

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I, TERRALL W. CHILCOAT - MANAGER OF 1ST CLASS ONLY hereby accept appointment as Resident Agent for the above named corporation.
(Name of Resident Agent)

By [signature] 97-10-07
Signature of person authorized to sign the Certificate of Acceptance of Appointment — Date

ORIGINAL

Articles of Incorporation

of

GSE GROUP, INC.

KNOW ALL MEN BY THESE PRESENTS:

That I, TERRALL W. CHILCOAT, the incorporator, do hereby form a corporation under the laws of the State of Nevada relating to general corporations.

I do hereby certify:

FIRST: That the name of the Corporation is:

GSE GROUP, INC.

SECOND: That the registered office and the statutory address of this Corporation is to be located at 1504 Hwy #395 N. Suite #8-01000, Gardnerville, Douglas County, Nevada, although the Corporation may maintain an office or offices in places, towns and cities within or without the State of Nevada as the duly elected and qualified Board of Directors may, from time to time, determine or as may be designated by the Bylaws of this Corporation.

THIRD: The objects for which this Corporation is formed are: To engage in any lawful activity, except banking, insurance, gaming and engineering unless approved by the appropriate licensing bodies of the State of Nevada, although including but not limited to the following:

(a) Shall have all rights, privileges and powers as may be conferred upon corporations by any existing law, and may at any time exercise those rights, privileges and powers, when not inconsistent with the purposes and objects for which this Corporation is formed. It is the intention that the objects, purposes and powers specified herein shall be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Articles of Incorporation, but that the objects, purposes and powers specified in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

(b) Shall have the power to have succession by its corporate name for the period limited in its Articles of Incorporation, and when no period is limited or specified, to exist in perpetuity, or until it dissolves itself or is dissolved and its affairs wound up according to law.

(c) Shall have the power to sue and be sued, complain and defend, in its name, in any court of law or equity.

ORIGINAL

(d) Shall have the power to make legal and binding contracts with whomever it wishes as directed by the Board of Directors.
(e) Shall have the power to hold, purchase and convey real and personal estate and to mortgage or lease said real and personal estate with its franchises, including the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.
(f) Shall have the power to appoint all officers and agents as the affairs of this Corporation shall require, and to allow them suitable compensation as established in the Bylaws.
(g) Shall have the power to make Bylaws not inconsistent with the constitution or laws of the United States, or the State of Nevada for the management regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.
(h) Shall have the power to adopt and use a common seal or stamp and alter the same at its pleasure. The use of a seal or stamp by this Corporation on any corporate documents is not necessary or required. The Corporation may use a seal or stamp, if it desires, although said use or nonuse shall not in any way affect the legality of its documents.
(i) Shall have the power to borrow or lend money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, to draw, make, accept, endorse, negotiate, discount, buy, sell, deal in, execute or issue bonds, promissory notes, bills of exchange, warrants, debentures, negotiable or transferable instruments and other obligations and evidences of indebtedness, payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object or purpose of its incorporation.
(j) Shall have the power to own, use, employ, guarantee, convey, lease, exchange, purchase, hold, receive, take, sell, assign, barter, trade, endorse, discount, lend, transfer, subscribe for or otherwise acquire, mortgage, pledge or otherwise dispose of the shares of the capital stock, or any bonds, securities or evidences of the indebtedness created by any other corporation or corporations of the State of Nevada, or any other state or government, and in further, while owners of said stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any voting privileges exist.
(k) Shall have the power and use thereof, of its capital,

capital surplus, surplus, or other property or fund to further the objects of this Corporation and to purchase, hold, sell and transfer shares of its own capital stock, known as "treasury shares", either directly or indirectly, by the Corporation or a wholly owned subsidiary of the Corporation, so long as aforementioned purchase does not impair the corporate capital to the detriment of the stockholders and creditors if any creditors exist, except that shares of its own stock belonging to the Corporation must not be voted upon, directly or indirectly, nor counted as outstanding shares for any purpose, to compute any stockholders' quorum or vote, nor participate in distributions or as assets for the purpose of computing the amount available for distributions, or the purchase of shares issued by this Corporation. Unless the Articles of Incorporation provide otherwise, treasury shares may be retired and restored to the status of authorized and unissued shares without an amendment to the Articles of Incorporation or may be disposed of for any consideration as the Board of Directors may determine.

(l) Shall have the power to conduct business, have one or more offices for said purposes, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries allowed by law.

(m) Shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its Articles of Incorporation or Bylaws, or any amendment thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of this Corporation, or any amendment thereof.

(n) Shall have the power to make donations for the public good and welfare, or for charitable, scientific advancement or educational purposes and to use these donations for taxable deductions.

(o) Shall have the power to enter into partnerships, limited or general, or joint ventures, in connection with any lawful activities.

(p) Shall be recognized as a legal entity beyond the limits of this state and that, subject to any reasonable requirement of registration, any business or activities transacted outside this state be granted protection of full faith and credit under Section 1 of Article IV of the Constitution of the United States.

FOURTH: No stockholder shall be entitled as a preemptive right to subscribe for or receive additional or unissued shares of any class of stock of this Corporation, or any bonds, debentures

ORIGINAL

or securities convertible into stock, although any stated additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to those persons and on those terms as in its discretion it shall deem advisable. That the total number of common stock authorized that may be issued by this Corporation is TWENTY FIVE MILLION (25,000,000) shares of stock with a nominal or par value of ONE TENTH OF ONE CENT ($00.001) per share of stock and no other class of stock shall be authorized without amendment to the Articles of Incorporation by the Board of Directors. Said shares of stock may be issued by the Corporation, from time to time, for any stated considerations as may be fixed by the Board of Directors, although before the Corporation may issue shares of stock the Board of Directors must determine that the consideration received or to be received for the shares of stock to be issued is adequate. The judgement of the Board of Directors as to the adequacy of the consideration received for the shares of stock issued is conclusive in the absence of actual fraud in the transaction.

FIFTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Corporation and shall have full entitlement to receive the net assets of this Corporation upon dissolution.

SIXTH: The governing board of this Corporation shall be known as directors and shall be natural persons who are at least eighteen (18) years of age and the number of directors may, from time to time, be increased or decreased in any stated manner as shall be provided by the Bylaws of this Corporation, providing that the number of directors shall not be reduced to less than one (1). The Board of Directors shall have full control over the affairs of the Corporation subject only to any and all limitations as may be provided by statute, these Articles of Incorporation and Bylaws. The name and post office address of the first members of the Board of Directors, until the first annual meeting of stockholders and their successors are elected and qualify, shall be ONE (1) in number and listed as follows:

NAME	POST OFFICE ADDRESS
JOHN O. JONES, JR.	1504 #8-00069 Main St. Gardnerville, Nevada 89410-5273

SEVENTH: The powers of the Incorporator are to terminate after the first Board of Directors meeting. The name and post office address of the incorporator signing the Articles of Incorporation is as follows:

ORIGINAL

NAME	POST OFFICE ADDRESS
TERRALL W. CHILCOAT	1504 #8-00069 Main St. Gardnerville, Nevada 89410-5273

EIGHTH: The resident agent for this Corporation shall be;

1ST CLASS ONLY

The address of said agent in the State of Nevada is;

1504 Highway #395 N. Suite #8-0'000
Gardnerville, Nevada 89410-5273

NINTH: The Corporation is to have perpetual existence.

TENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
(a) Subject to the Bylaws, if any have been adopted by the stockholders, if none be made, to make, alter or amend the Bylaws of this Corporation for the regulation of the internal affairs of this Corporation subject to the approval of the stockholders.
(b) To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.
(c) By resolution passed by majority of the whole Board of Directors, to designate one (1) or more committees, each committee to consist of one or more directors of the Corporation, and may have additional committee members who are natural persons, although not directors, and must be approved by the Board of Directors, which, to the extent provided in the resolution, or in the Bylaws of this Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. The aforementioned committee, or committees, shall have any and all names, or name, as may be stated in the Bylaws of this Corporation, or as may be determined, from time to time, by resolution adopted by the Board of Directors.
(d) When and as authorized by the affirmative vote of the stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders meeting called for that purpose, or when authorized by written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any so stated meeting to sell, lease or exchange all, or any part, of the property and assets of this Corporation, including its good will and its corporate franchises, upon any and all terms and conditions

ORIGINAL

as its Board of Directors deems expedient and for the best interests of the Corporation.

ELEVENTH: No director or officer of the Corporation shall be personally liable to this Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act of omission of any said director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of said director or officer (i) for acts or acts of omission which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of any director or officer of this Corporation for acts or acts of omissions prior to aforesaid repeal or modification.

TWELFTH: This Corporation, upon any and all terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation, reserves the right to amend, alter, change or repeal, in any manner, any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THIRTEEN: Whenever possible, each provision of these Articles of Incorporation shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of these Articles of Incorporation shall be held to be prohibited by or invalid under any law, it shall be deemed modified to conform to the minimum requirements of said law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of said prohibition or invalidity without the remainder thereof or any other said provision of these Articles of Incorporation being prohibited or invalid.

Filing Stamp Use

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

OCT 2 0 1997

No. C22315-97

Dean Heller
DEAN HELLER, SECRETARY OF STATE

Certificate of [illegible]
Articles of Incorp[illegible]
(PURSUANT TO NRS [illegible]
STATE OF NEVADA 10/21/1997 125.00

(Before Payment of Capital or Issuance [illegible]

ORIGINAL

—MUST BE SUBMITTED IN DUPLICATE—
TYPE OR PRINT (BLACK INK ONLY)

1. NAME OF CORPORATION: GSE GROUP,INC.
2. Registration number with the State of Nevada: C-22315-1997 Filing date: 10-08-97
3. I the undersigned TERRALL W. CHILCOAT as the only Incorporator of the corporate entity registered as GSE GROUP, INC.

do hereby certify that:

4. They constitute at least two-thirds of the original incorporators or of the directors of said Nevada corporation.
5. The original Articles were filed in the Office of the Secretary of State on 10-08-97.
6. As of the date of this certificate, no stock of the corporation has been issued.
7. They hereby adopt the following amendments to the articles of incorporation of this corporation: (attach additional pages if necessary): Article I is hereby amended to read as follows:

FIRST: That the name of the Corporation is:

GLOBAL STOCK EXCHANGE CORP.

8. OTHER MATTERS: This form includes the minimal statutory requirements of NRS 78. You may attach additional information pursuant to NRS 78 or any other information you deem appropriate. Number of pages attached -0-.
9. SIGNATURES OF OFFICERS: The names and acknowledged signatures of two officers of the above named corporation:

TERRALL W. CHILCOAT
Name of Incorporator or Director (print)

TERRALL W. CHILCOAT
Name of Second Incorporator or Director (print)

[signature]
(Signature of Incorporator or Director)

(Signatures must be notarized.)
State of Nevada
County of Carson
This instrument was acknowledged before me on October 20, 1997 by
(month) (day) (year)

[signature]
(Signature of Second Incorporator or Director)

as officers
of GSE GROUP, INC.
(name of the Nevada corporation)

Notary Stamp

HOLLY M. PRIMKA
NOTARY PUBLIC - NEVADA
Appt. Recorded in CARSON CITY
My Appt. Exp. April 1, 2001
No. 97-0949-5

Holly M Primka
(Signature of Notary Public)

DEAN HELLER
Secretary of State

101 North Carson Street, Suite 3
Carson City, Nevada 89701-4786
(775) 684 5708

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
- Remit in Duplicate -

1. Name of corporation: Global Stock Exchange Corp.

2. The articles have been amended as follows (provide article numbers, if available):

The Board of Directors of said corporation at a meeting duly convened, held on the 29th day of February, 2000, adopted a resolution to amend the original articles as follows:

Article One is hereby amended to read as follows.
First: That the name of the Corporation is;
GSE Corp.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 90%.*

4. Signatures (Required)

President or Vice President and Secretary or Asst. Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

Document Two of Two

03/06/2000 08:40A SH348 FY00-000-53854

Apr 17 00 08:01p windows user 1718-981-3521 p.2

($75)

Apr 17 00 04:55p windows user 1718-981-3521

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

APR 18 2000
No. C22315-97
Dean Heller
DEAN HELLER, SECRETARY OF STATE

DEAN HELLER
Secretary of State
101 North Carson Street, Suite 3
Carson City, Nevada 89701-4786
(775) 684 5708

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
- Remit in Duplicate -

1. Name of corporation: Global Stock Exchange Corp.

2. The articles have been amended as follows (provide article numbers, if available):

The Board of Directors of said corporation at a meeting duly convened, held on the 29th day of March 2000, adopted a resolution to amend the original Articles as follows:

Article One is hereby amended to read as follows:

First: That the name of the Corporation is: JONING- CORP.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 90%*

4. Signatures (Required):

President or Vice President and Secretary or Asst. Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

FY00-53854

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

090201

Filed in the office of	Document Number
	20090900159-85
Ross Miller	Filing Date and Time
Secretary of State	12/30/2009 12:50 PM
State of Nevada	Entity Number C22315-1997

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Joning Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article Fourth of the Articles of Incorporation shall read as follows:

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares, which are divided into 12,000,000 Class A common shares of a par value of $.001 each and 35,000,000 Class B common shares of a par value of $.001 each and 3,000,000 shares of Preferred shares of a par value of $.001 each.

(CONTINUED ON ATTACHED SHEETS)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 97.5%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X VP

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

The statement of the relative rights, preferences, and limitations of the shares of each class is as follows:

Except as any provision of law or except as any provision herein or elsewhere of the certificate of incorporation may otherwise provide, each share of common stock of the corporation without distinction as to class shall have the same rights, privileges, interests, and attributes, and shall be subject to the same limitations, as every other share of common stock of the corporation and shall entitle the holder of record of any such issued and outstanding share to receive an equal proportion of any cash dividends which may be declared, set apart, or paid, an equal proportion of any distributions of the authorized but unissued shares of the corporation and/or of its treasury shares, if any, which may be made, an equal proportion of any distributions of any bonds or property of the corporation, including the shares or bonds of other corporations, which may be made, and an equal proportion of any distributions of the net assets of the corporation (whether stated capital or surplus) which may be made upon the liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary; provided, that any distributions of the authorized but unissued shares of the corporation and/or its treasury shares, if any, shall be made only in respect of shares of the same class, and, provided further, that no statement herein contained shall be deemed to limit, curtail, or divest the authority of the Board of Directors of the corporation to make any proper distributions, including distributions of authorized but unissued shares, in relation to its treasury shares, if any. Until all shares of Preferred stock have been redeemed or converted to common stock, no cash dividends shall be paid on the outstanding common shares.

Each issued and outstanding Class A share shall entitle the holder of record thereof to full voting power. Except as any provision of law may otherwise require, no Class B share shall entitle the holder thereof to any voting power to participate in any meeting of shareholders or to have notice of any meeting of shareholders. Except as any provision of law may otherwise require, no Preferred share shall entitle the holder thereof to any voting power, to participate in any meeting of shareholders, or to have notice of any meeting of shareholders.

The corporation may, through its Board of Directors, at any time or from time to time, redeem all or any part of the issued and outstanding Preferred shares by paying the holders of record thereof, out of funds legally available therefor the sum of one hundred ($100.00) dollars for each such share to be redeemed, In the event of such redemption, a notice fixing the time and place of redemption shall be mailed not less than thirty days prior to the date so fixed to each holder of record of the Preferred shares to be redeemed at his address as it appears on the record of shareholders. In the event that less than all of the issued and outstanding Preferred shares are to be redeemed, the shares to be redeemed shall be chosen by lot, pro rata, or by such equitable method as the Board of Directors may determine. On and after the date fixed for such redemption, the holders of the shares so called for redemption shall and shall not have any rights or interests as holders of said shares except to receive the payment or payments herein designated, without interest thereon, upon presentation and surrender of their certificates therefor.

In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, each issued and outstanding Preferred share shall entitle the holder of record thereof to payment at the rate $100.00 per share, before any payment or

distribution of the net assets of the corporation (whether stated capital or surplus) shall be made to or set apart for the holders of record of the issued and outstanding Common shares in respect of said Common shares. After setting apart or paying in full the preferential amounts aforesaid to the holders of record of the issued and outstanding Preferred shares, the remaining net assets (whether stated capital or surplus), if any, shall be distributed exclusively to the holders of record of the issued and outstanding Common shares, each issued and outstanding Common share entitling the holder of record thereof to receive an equal proportion of said remaining net assets. If the net assets of the corporation shall be insufficient to pay in full the preferential amounts among the holders of the Preferred shares as aforesaid, then each issued and outstanding Preferred share shall entitle the holder of record thereof to an equal proportion of said net assets, and the holders of the Common shares shall in no event be entitled to participate in the distribution of said net assets in respect of their Common shares. Without excluding any other proceeding which does not in fact effect a liquidation, dissolution, or winding up of the corporation, a merger or consolidation of the corporation into or with any other corporation, a merger of any other corporation into the corporation, participation by the corporation in a plan for share exchanges with another corporation, or a sale, lease, mortgage, pledge, exchange, transfer, or other disposition by the corporation of all or substantially all of its assets shall not be deemed, for the purposes of this paragraph, to be a liquidation, dissolution, or winding up of the corporation.

On and after January 1, 2011 and subject to any conditions herein contained, any or all of the Preferred shares of the corporation shall be convertible at any time, and from time to time, at the option of any one or more of the holders of record thereof into fully paid and nonassessable Common shares of the corporation upon surrender to the corporation or its designee of the certificate or certificates representing the Preferred share or shares to be converted, together with a written notice of election to convert; and, upon receipt by the corporation or its designee of such notice and of such surrendered certificate or certificates with any appropriate endorsement thereon, as may be prescribed by the Board of Directors, any such holder shall be entitled to receive a certificate or certificates representing the Common share[s] into which such Preferred share[s] [is] [are] convertible, and any such holder shall be deemed to be a holder of record of said Common share[s] as of the time of said receipt by the corporation or its designee. The basis for such conversion shall be ten (10) Common share[s] for each Preferred share which is converted. In connection with effecting any transfer to the corporation for cancellation of any Preferred shares upon conversion of the same into Common shares, fractional shares if any, shall be rounded up to the nearest whole share and shall not be reissued. Except as such requirement may otherwise be dispensed with by law, the Board of Directors of the corporation shall at all times reserve a sufficient number of authorized but unissued Common shares, which shall be issued only in satisfaction of the conversion rights and privileges aforesaid. Whenever the corporation shall determine to redeem any or all of the outstanding Preferred shares, the notice of redemption in that connection shall include a statement to the effect that the rights and privileges of each holder of said Preferred shares to convert the same will cease at the close of business on the day prior to the date of redemption specified in the notice of redemption. Whenever the corporation shall issue any shares (other than the Preferred shares aforesaid), bonds, securities, or obligations which are convertible into or exchangeable for Common shares, shall issue any warrants, options, or similar rights which entitle the holders thereof to subscribe for, purchase, or otherwise acquire Common shares, shall subdivide, combine, or otherwise change its Common shares, or shall take or permit to be taken any other action which will result in the dilution of the conversion rights and privileges of

the Preferred shares, the Board of Directors of the corporation shall forthwith cause to be made any such adjustment on the basis of conversion as it shall determine to be necessary to preserve to said holders of the Preferred shares those rights and privileges which are substantially proportionate to the rights and privileges of the Preferred shares existing prior to said event or events. After any reorganization or any consolidation or merger of the corporation or any sale, lease, mortgage, pledge, exchange, transfer, or other disposition of all or substantially all of the assets of the corporation, the holders of the Preferred shares shall thereafter be entitled to receive, upon conversion, the kind and amount of shares or other securities or property which they would have been entitled to receive had they converted such Preferred shares into Common shares of the corporation as of the record date for the determination of Common shareholders entitled to cast their votes for or against or to express any dissent to such reorganization, consolidation, merger, sale, lease, exchange, or other disposition; and, after the happening of one or more of the aforesaid events, if any, the rights of such holders of the Preferred shares with respect to the adjustment of basis of conversion shall be appropriately continued and preserved in order to afford, as nearly as possible, protection against dilution of the conversion rights and privileges comparable to those conferred herein. In the event of a judicial or non-judicial dissolution of the corporation, the conversion rights and privileges of the holders of the Preferred shares shall terminate on a date, as fixed by the Board of Directors of the corporation, not more than 30 days and not less than 10 days before the date of such dissolution. The reference to Common shares herein shall be deemed to include shares of any class into which said Common shares may be changed. Notwithstanding any provision of this certificate of incorporation or of law, by reason of which limited or unlimited preemptive rights are otherwise conferred upon the holders of any class of shares of the corporation, no preemptive right shall accrue solely by reason of the issuance by the corporation of shares in satisfaction of the conversion rights and privileges of the holders of the Preferred shares as aforesaid.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	**20100067018-35**
	Filing Date and Time **02/02/2010 9:20 AM**
	Entity Number **C22315-1997**

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Joning Corp

2. The articles have been amended as follows: (provide article numbers, if available)

Article First of the Articles of Incorporation shall read as follows:

FIRST: The name of the Corporation is Amincor, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 97.5%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature] VP

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100105203-04
Ross Miller Secretary of State State of Nevada	Filing Date and Time 02/19/2010 1:00 PM
	Entity Number C22315-1997

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Amincor, Inc.

2. Description of the original document for which correction is being made:

Certificate of Amendment to Articles of Incorporation

3. Filing date of the original document for which correction is being made: December 30, 2009

4. Description of the inaccuracy or defect.

The Amendment to Article Fourth of the Articles of Incorporation inadvertently misstated the number of shares that the corporation shall have authority to issue.

5. Correction of the inaccuracy or defect.

Article Fourth of the Articles of Incorporation shall read as follows:

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 65,000,000 shares, which are divided into 22,000,000 Class A common shares of a par value of $.001 each and 40,000,000 Class B common shares of a par value of $.001 each and 3,000,000 Preferred shares of a par value of $.001 each.
(CONTINUED ON ATTACHED SHEETS)

6. Signature:

X [signature]

Authorized Signature	President Title *	February 19, 2010 Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

The statement of the relative rights, preferences, and limitations of the shares of each class is as follows:

Except as any provision of law or except as any provision herein or elsewhere of the certificate of incorporation may otherwise provide, each share of common stock of the corporation without distinction as to class shall have the same rights, privileges, interests, and attributes, and shall be subject to the same limitations, as every other share of common stock of the corporation and shall entitle the holder of record of any such issued and outstanding share to receive an equal proportion of any cash dividends which may be declared, set apart, or paid, an equal proportion of any distributions of the authorized but unissued shares of the corporation and/or of its treasury shares, if any, which may be made, an equal proportion of any distributions of any bonds or property of the corporation, including the shares or bonds of other corporations, which may be made, and an equal proportion of any distributions of the net assets of the corporation (whether stated capital or surplus) which may be made upon the liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary; provided, that any distributions of the authorized but unissued shares of the corporation and/or its treasury shares, if any, shall be made only in respect of shares of the same class, and, provided further, that no statement herein contained shall be deemed to limit, curtail, or divest the authority of the Board of Directors of the corporation to make any proper distributions, including distributions of authorized but unissued shares, in relation to its treasury shares, if any. Until all shares of Preferred stock have been redeemed or converted to common stock, no cash dividends shall be paid on the outstanding common shares.

Each issued and outstanding Class A share shall entitle the holder of record thereof to full voting power. Except as any provision of law may otherwise require, no Class B share shall entitle the holder thereof to any voting power to participate in any meeting of shareholders or to have notice of any meeting of shareholders. Except as any provision of law may otherwise require, no Preferred share shall entitle the holder thereof to any voting power, to participate in any meeting of shareholders, or to have notice of any meeting of shareholders.

The corporation may, through its Board of Directors, at any time or from time to time, redeem all or any part of the issued and outstanding Preferred shares by paying the holders of record thereof, out of funds legally available therefor the sum of one hundred ($100.00) dollars for each such share to be redeemed, In the event of such redemption, a notice fixing the time and place of redemption shall be mailed not less than thirty days prior to the date so fixed to each holder of record of the Preferred shares to be redeemed at his address as it appears on the record of shareholders. In the event that less than all of the issued and outstanding Preferred shares are to be redeemed, the shares to be redeemed shall be chosen by lot, pro rata, or by such equitable method as the Board of Directors may determine. On and after the date fixed for such redemption, the holders of the shares so called for redemption shall and shall not have any rights or interests as holders of said shares except to receive the payment or payments herein designated, without interest thereon, upon presentation and surrender of their certificates therefor.

In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, each issued and outstanding Preferred share shall entitle the holder of record thereof to payment at the rate $100.00 per share, before any payment or

distribution of the net assets of the corporation (whether stated capital or surplus) shall be made to or set apart for the holders of record of the issued and outstanding Common shares in respect of said Common shares. After setting apart or paying in full the preferential amounts aforesaid to the holders of record of the issued and outstanding Preferred shares, the remaining net assets (whether stated capital or surplus), if any, shall be distributed exclusively to the holders of record of the issued and outstanding Common shares, each issued and outstanding Common share entitling the holder of record thereof to receive an equal proportion of said remaining net assets. If the net assets of the corporation shall be insufficient to pay in full the preferential amounts among the holders of the Preferred shares as aforesaid, then each issued and outstanding Preferred share shall entitle the holder of record thereof to an equal proportion of said net assets, and the holders of the Common shares shall in no event be entitled to participate in the distribution of said net assets in respect of their Common shares. Without excluding any other proceeding which does not in fact effect a liquidation, dissolution, or winding up of the corporation, a merger or consolidation of the corporation into or with any other corporation, a merger of any other corporation into the corporation, participation by the corporation in a plan for share exchanges with another corporation, or a sale, lease, mortgage, pledge, exchange, transfer, or other disposition by the corporation of all or substantially all of its assets shall not be deemed, for the purposes of this paragraph, to be a liquidation, dissolution, or winding up of the corporation.

On and after January 1, 2011 and subject to any conditions herein contained, any or all of the Preferred shares of the corporation shall be convertible at any time, and from time to time, at the option of any one or more of the holders of record thereof into fully paid and nonassessable Common shares of the corporation upon surrender to the corporation or its designee of the certificate or certificates representing the Preferred share or shares to be converted, together with a written notice of election to convert; and, upon receipt by the corporation or its designee of such notice and of such surrendered certificate or certificates with any appropriate endorsement thereon, as may be prescribed by the Board of Directors, any such holder shall be entitled to receive a certificate or certificates representing the Common share[s] into which such Preferred share[s] [is] [are] convertible, and any such holder shall be deemed to be a holder of record of said Common share[s] as of the time of said receipt by the corporation or its designee. The basis for such conversion shall be ten (10) Common share[s] for each Preferred share which is converted. In connection with effecting any transfer to the corporation for cancellation of any Preferred shares upon conversion of the same into Common shares, fractional shares if any, shall be rounded up to the nearest whole share and shall not be reissued. Except as such requirement may otherwise be dispensed with by law, the Board of Directors of the corporation shall at all times reserve a sufficient number of authorized but unissued Common shares, which shall be issued only in satisfaction of the conversion rights and privileges aforesaid. Whenever the corporation shall determine to redeem any or all of the outstanding Preferred shares, the notice of redemption in that connection shall include a statement to the effect that the rights and privileges of each holder of said Preferred shares to convert the same will cease at the close of business on the day prior to the date of redemption specified in the notice of redemption. Whenever the corporation shall issue any shares (other than the Preferred shares aforesaid), bonds, securities, or obligations which are convertible into or exchangeable for Common shares, shall issue any warrants, options, or similar rights which entitle the holders thereof to subscribe for, purchase, or otherwise acquire Common shares, shall subdivide, combine, or otherwise change its Common shares, or shall take or permit to be taken any other action which will result in the dilution of the conversion rights and privileges of

the Preferred shares, the Board of Directors of the corporation shall forthwith cause to be made any such adjustment on the basis of conversion as it shall determine to be necessary to preserve to said holders of the Preferred shares those rights and privileges which are substantially proportionate to the rights and privileges of the Preferred shares existing prior to said event or events. After any reorganization or any consolidation or merger of the corporation or any sale, lease, mortgage, pledge, exchange, transfer, or other disposition of all or substantially all of the assets of the corporation, the holders of the Preferred shares shall thereafter be entitled to receive, upon conversion, the kind and amount of shares or other securities or property which they would have been entitled to receive had they converted such Preferred shares into Common shares of the corporation as of the record date for the determination of Common shareholders entitled to cast their votes for or against or to express any dissent to such reorganization, consolidation, merger, sale, lease, exchange, or other disposition; and, after the happening of one or more of the aforesaid events, if any, the rights of such holders of the Preferred shares with respect to the adjustment of basis of conversion shall be appropriately continued and preserved in order to afford, as nearly as possible, protection against dilution of the conversion rights and privileges comparable to those conferred herein. In the event of a judicial or non-judicial dissolution of the corporation, the conversion rights and privileges of the holders of the Preferred shares shall terminate on a date, as fixed by the Board of Directors of the corporation, not more than 30 days and not less than 10 days before the date of such dissolution. The reference to Common shares herein shall be deemed to include shares of any class into which said Common shares may be changed. Notwithstanding any provision of this certificate of incorporation or of law, by reason of which limited or unlimited preemptive rights are otherwise conferred upon the holders of any class of shares of the corporation, no preemptive right shall accrue solely by reason of the issuance by the corporation of shares in satisfaction of the conversion rights and privileges of the holders of the Preferred shares as aforesaid.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

Filed in the office of	Document Number 20100239165-69
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/14/2010 8:30 AM
	Entity Number C22315-1997

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Amincor, Inc.

2. Description of the original document for which correction is being made:

Certificate of Correction to Articles of Incorporation filed on February 19, 2010.

3. Filing date of the original document for which correction is being made: February 19, 2010

4. Description of the inaccuracy or defect.

Certificate of Correction filed on February 19, 2010 inaccurately stated the correction to be made in that it inadvertently omitted to specify the class of Common shares into which the Preferred shares are convertible.

5. Correction of the inaccuracy or defect.

Article Fourth of the Articles of Incorporation shall read as follows:

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 65,000,000 shares, which are divided into 22,000,000 Class A common shares of a par value of $.001 each and 40,000,000 Class B common shares of a par value of $.001 each and 3,000,000 Preferred shares of a par value of $.001 each.
(CONTINUED ON ATTACHED SHEETS)

6. Signature:

X

Authorized Signature — Vice-President **Title *** — April 14, 2010 **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members: a limited partnership or limited-liability limited partnership, by a general partner: a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

The statement of the relative rights, preferences, and limitations of the shares of each class is as follows:

Except as any provision of law or except as any provision herein or elsewhere of the certificate of incorporation may otherwise provide, each share of common stock of the corporation without distinction as to class shall have the same rights, privileges, interests, and attributes, and shall be subject to the same limitations, as every other share of common stock of the corporation and shall entitle the holder of record of any such issued and outstanding share to receive an equal proportion of any cash dividends which may be declared, set apart, or paid, an equal proportion of any distributions of the authorized but unissued shares of the corporation and/or of its treasury shares, if any, which may be made, an equal proportion of any distributions of any bonds or property of the corporation, including the shares or bonds of other corporations, which may be made, and an equal proportion of any distributions of the net assets of the corporation (whether stated capital or surplus) which may be made upon the liquidation, dissolution, or winding up the affairs of the corporation, whether voluntary or involuntary; provided, that any distributions of the authorized but unissued shares of the corporation and/or its treasury shares, if any, shall be made only in respect of shares of the same class, and, provided further, that no statement herein contained shall be deemed to limit, curtail or divest the authority of the Board of Directors of the corporation to make any proper distributions, including distributions of authorized but unissued shares, in relation to its treasury shares, if any. Until all shares of Preferred stock have been redeemed or converted to common stock, no cash dividends shall be paid on the outstanding common shares.

Each issued and outstanding Class A share shall entitle the holder of record thereof to full voting power. Except as any provision of law may otherwise require, no Class B share shall entitle the holder thereof to any voting power, to participate in any meeting of shareholders or to have notice of any meeting of shareholders. Except as any provision of law may otherwise require, no Preferred share shall entitle the holder thereof to any voting power, to participate in any meeting of shareholders, or to have notice of any meeting of shareholders.

The corporation may, through its Board of Directors, at any time or from time to time, redeem all or any part of the issued and outstanding Preferred shares by paying the holders of record thereof, out of funds legally available therefore the sum of one hundred ($100.00) dollars for each such share to be redeemed. In the event of such redemption, a notice fixing the time and place of redemption shall be mailed not less than thirty days prior to the date so fixed to each holder of record of the Preferred shares to be redeemed at his address as it appears on the record of shareholders. In the event that less than all of the issued and outstanding Preferred shares are to be redeemed, the shares to be redeemed shall be chosen by lot, pro rata, or by such equitable method as the Board of Directors may determine. On and after the date fixed for such redemption, the holders of the shares so called for redemption shall not have any rights or interests as holders of said shares except to receive the payment or payments herein designated, without interest thereon, upon presentation and surrender of their certificates therefore.

In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, each issued and outstanding Preferred share shall entitle the holder of record thereof to payment at the rate $100.00 per share, before any payment or distribution of the net assets of the corporation (whether stated capital or surplus) shall be made to or set apart for the holders of record of the issued and outstanding Common shares in respect of said Common shares. After setting apart or paying in full the preferential amounts

aforesaid to the holders of record of the issued and outstanding Preferred shares, the remaining net assets (whether stated capital or surplus), if any, shall be distributed exclusively to the holders of record of the issued and outstanding Common shares, each issued and outstanding Common share entitling the holder of record thereof to receive and equal proportion of said remaining net assets. If the net assets of the corporation shall be insufficient to pay in full the preferential amounts among the holders of the Preferred shares as aforesaid, then each issued and outstanding Preferred share shall entitle the holder of record thereof to an equal proportion of said net assets, and the holders of the Common shares shall in no event be entitled to participate in the distribution of said net assets in respect of their Common shares. Without excluding any other proceeding which does not in fact effect a liquidation, dissolution, or winding up of the corporation, a merger or consolidation of the corporation into or with any other corporation, a merger of any other corporation into the corporation, participation by the corporation in a plan for share exchanges with another corporation, or a sale, lease, mortgage, pledge, exchange, transfer, or other disposition by the corporation of all or substantially all if its assets shall not be deemed, for the purposes of this paragraph, to be a liquidation, dissolution, or winding up of the corporation.

On and after January 1, 2011 and subject to any conditions herein contained, any or all of the Preferred shares of the corporation shall be convertible at any time, and from time to time, at the option of any one or more of the holders of record thereof into fully paid and nonassessable Class B Common shares of the corporation upon surrender to the corporation or its designee of the certificate or certificates representing the Preferred share or shares to be converted, together with a written notice of election to convert; and, upon receipt by the corporation or its designee of such notice and of such surrendered certificate or certificates with any appropriate endorsement thereon, as may be prescribed by the Board of Directors, any such holder shall be entitled to receive a certificate or certificates representing the Class B Common share[s] into which such Preferred share[s] [is] [are] convertible, and any such holder shall be deemed to be a holder of record of said Class B Common share[s] as of the time of said receipt by the corporation or its designee. The basis for such conversion shall be ten (10) Class B Common share[s] for each Preferred share which is converted. In connection with effecting any transfer to the corporation for cancellation of any Preferred shares upon conversion of the same into Class B Common shares, fractional shares if any, shall be rounded up to the nearest whole share and shall not be reissued. Except as such requirement may otherwise be dispensed with by law, the Board of Directors of the corporation shall at all times reserve a sufficient number of authorized but unissued Class B Common shares, which shall be issued only in satisfaction of the conversion rights and privileges aforesaid. Whenever the corporation shall determine to redeem any or all of the outstanding Preferred shares, the notice of redemption in that connection shall include a statement to the effect that the rights and privileges of each holder of said Preferred shares to convert the same will cease at the close of business on the day prior to the date of redemption specified in the notice of redemption. Whenever the corporation shall issue any shares (other than the Preferred shares aforesaid), bonds, securities, or obligations which are convertible into or exchangeable for Class B Common shares, shall issue any warrants, options, or similar rights which entitle the holders thereof to subscribe for, purchase, or otherwise acquire Class B Common shares, shall subdivide, combine, or otherwise change its Class B Common shares, or shall take or permit to be taken any other action which will result in the dilution of the conversion rights and privileges of the Preferred shares, the Board of Directors of the corporation shall forthwith cause to be made any such adjustment on the basis of conversion as it shall determine to be necessary to preserve to said holders of the Preferred shares those rights and privileges which are substantially proportionate to the rights and privileges of the Preferred

shares existing prior to said event or events. After any reorganization or any consolidation or merger of the corporation or any sale, lease, mortgage, pledge, exchange, transfer, or other disposition of all or substantially all of the assets of the corporation, the holders of the Preferred shares shall thereafter be entitled to receive, upon conversion, the kind and amount of shares or other securities or property which they would have been entitled to receive had they converted such Preferred shares into Class B Common shares of the corporation as of the record date for the determination of Class B Common shareholders entitled to cast their votes for or against or to express any dissent to such reorganization, consolidation, merger, sale, lease, exchange, or other disposition; and, after the happening of one or more of the aforesaid events, if any, the rights of such holders of the Preferred shares with respect to the adjustment of basis of conversion shall be appropriately continued and preserved in order to afford, as nearly as possible, protection against dilution of the conversion rights and privileges comparable to those conferred herein. In the event of a judicial or non-judicial dissolution of the corporation, the conversion rights and privileges of the holders of the Preferred shares shall terminate on a date, as fixed by the Board of Directors of the corporation, not more than 30 days and not less than 10 days before the date of such dissolution. The reference to Class B Common shares herein shall be deemed to include shares of any class into which said Class B Common shares may be changed. Notwithstanding any provision of this certificate of incorporation or of law, by reason of which limited or unlimited preemptive rights are otherwise conferred upon the holders of any class of shares of the corporation, no preemptive right shall accrue solely by reason of the issuance by the corporation of shares in satisfaction of the conversion rights and privileges of the holders of the Preferred shares as aforesaid.